AMENDED AND RESTATED
                              OMNIBUS FEE AGREEMENT

     THIS AGREEMENT is made as of this 1st day of January, 2001, by and among THE HIRTLE CALLAGHAN TRUST (the "Company"), a Delaware business trust, BISYS FUND SERVICES OHIO, INC. ("BISYS Ohio"), an Ohio corporation, and BISYS FUND SERVICES, INC. ("BISYS"), a Delaware corporation.

     WHEREAS,   the  Company  is  an  open-end  management   investment  company
registered under the Investment Company Act of 1940, as amended (the "1940 Act") consisting of several series of shares of beneficial interest ("Shares");

     WHEREAS, the Company and BISYS Ohio have entered into an Amended and Restated Administration Agreement, dated January 1, 2001, concerning the provision of management and administrative services for the investment portfolios of the Company (individually referred to herein as a "Fund" and collectively as the "Funds");

     WHEREAS, the Company and BISYS have entered into an Amended and Restated Fund Accounting Agreement and an Amended and Restated Transfer Agency Agreement, each of which is dated January 1, 2001, concerning the provision of fund accounting and transfer agency services, respectively, for the Funds; and

     WHEREAS, the parties desire to set forth the compensation payable by the Company under the foregoing agreements in a separate written document.

     NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

     1.   The Amended and Restated  Administration  Agreement,  Fund  Accounting
          Agreement,   and  Transfer  Agency  Agreement  shall  be  referred  to
          collectively herein as the "Service Agreements."

     2. The Company shall pay to BISYS Ohio all of the compensation set forth herein on the dates set forth herein.

     3. The amount of the compensation due and payable to BISYS Ohio shall be the aggregate fee amount due and payable for Administration, Fund Accounting and Transfer Agency services set forth in Schedule A attached hereto during the term of the Service Agreements.

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     4.   This  Agreement  shall be  governed  by, and its  provisions  shall be construed in accordance with, the laws of the State of Ohio.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be fully executed as of the day and year first written above.

                                        THE HIRTLE CALLAGHAN TRUST


                                        By:
                                            ------------------------------------

                                        Title:
                                               ---------------------------------

                                        BISYS FUND SERVICES OHIO, INC.


                                        By:
                                            ------------------------------------

                                        Title:
                                               ---------------------------------

                                        BISYS FUND SERVICES, INC.


                                        By:
                                            ------------------------------------

                                        Title:
                                               ---------------------------------

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                                   SCHEDULE A

                                  FEE SCHEDULE
                               FOR ADMINISTRATION,
                                 FUND ACCOUNTING
                                       AND
                            TRANSFER AGENCY SERVICES

     The Company will pay to BISYS Ohio on the first business day of each month in arrears, or at such time(s) as BISYS Ohio shall request and the parties hereto shall agree, a fee computed daily at the annual rate set forth below:

     EQUITY FUNDS:
     Eleven and one-half one-hundredths of one percent (.115%) of the Company's equity Funds' average daily net assets up to $1,400,000,000;

     Ten and one-half one-hundredths of one percent (.105%) of the Company's equity Funds' average daily net assets in excess of $1,400,000,000 up to $1,750,000,000; and

     Nine and one-half one-hundredths of one percent (.095%) of the Company's equity Funds' average daily net assets in excess of $1,750,000,000.

     FIXED INCOME FUNDS:
     Nine and one-half one-hundredths of one percent (.095%) of the Company's fixed income Funds' average daily net assets up to $600,000,000;

     Eight and one-half one-hundredths of one percent (.085%) of the Company's fixed income Funds' average daily net assets in excess of $600,000,000 up to $750,000,000; and

     Seven and one-half one-hundredths of one percent (.075%) of the Company's fixed income Funds' average daily net assets in excess of $750,000,000.

     The fee payable by the Company hereunder shall be allocated to each Fund based upon its pro rata share of the total fee payable hereunder. Such fee as is attributable to each Fund shall be a separate (and not joint or joint and several) obligation of each such Fund. The parties acknowledge and agree that, based upon the fee schedule set forth herein, no out-of-pocket expenses incurred by BISYS Ohio or BISYS shall be reimbursed under this Agreement.

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